Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayside Technology Group, Inc. and Subsidiaries

Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257231, 333-237670, and 333-184573) of Wayside Technology Group, Inc. and Subsidiaries of our reports dated March 9, 2022, relating to the consolidated financial statements and schedule, and the effectiveness of Wayside Technology Group, Inc. and Subsidiaries internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 9, 2022